UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2026

ANTARES STRATEGIC CREDIT FUND

(Exact name of Registrant as specified in its charter)

Delaware	814-01700	93-3416650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

320 South Canal Street, Suite 4200
Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 638-4000

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 15, 2026, Antares CLO 2026-2, LLC (the “Credit SPV”), a wholly-owned subsidiary of Antares Strategic Credit Fund (the “Fund”), as borrower, and the Fund, as collateral manager, entered into a revolving credit facility (the “Credit Facility”) pursuant to a Credit Agreement (the “Agreement”), with the lenders from time to time party thereto, PNC Bank, National Association, as administrative agent (the “Administrative Agent”), PNC Capital Markets LLC, as structuring agent, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, and U.S. Bank National Association, as collateral custodian and custodian. The Agreement is effective as of April 15, 2026. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

Loans under the Credit Facility bear interest at a per annum rate equal to the sum of the Benchmark applicable to the relevant Interest Period plus an applicable margin equal to 1.60% per annum, where Benchmark means, initially, Term SOFR.

The initial total commitment amount under the Credit Facility is $700 million, consisting of a $525 million commitment for term Class A-T Loans and a $175 million commitment for revolving Class A-R Loans. The revolving Class A-R Loans borrowed under the Credit Facility may be repaid and reborrowed until the end of the Reinvestment Period, which is scheduled to occur on April 15, 2030 (unless earlier ended or extended), and all amounts outstanding under the Credit Facility must be repaid by April 15, 2038. Proceeds from loans made under the Credit Facility may be used to, among other purposes, fund collateral obligations acquired by the Credit SPV, to pay certain fees and expenses and to make distributions to the Fund, subject to certain conditions set forth in the Agreement. The Agreement includes customary affirmative and negative covenants, including certain limitations on the incurrence of additional indebtedness and liens, as well as usual and customary events of default for loan facilities of this nature.

Item 2.03. Creation of Direct Financial Obligation.

The information included under Item 1.01 above regarding the Credit Facility and the Agreement is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Credit Agreement, dated as of April 15, 2026, by and among Antares CLO 2026-2, LLC, as borrower,Antares Strategic Credit Fund, as collateral manager, PNC Bank, National Association, as administrative agent, PNC Capital Markets LLC, as structuring agent, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, and U.S. Bank National Association, as collateral custodian and custodian.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Exhibits and/or schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES STRATEGIC CREDIT FUND

Date: April 21, 2026	By:	/s/ Thomas Sweeney
	Name:	Thomas Sweeney
	Title:	Chief Financial Officer